EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use, in the Form 10-KSB/A Annual Reports, of Artfest International

Corporation for the years ended December 31, 2006, and 2005, of my report dated March 23,

2007 for the periods ended and as at December 31, 2006 and 2005, relating to the financial statements, and notes, of Artfest International Corporation, which appear in said annual reports or are referenced in subsequent reports of said company.

/s/ Thomas Bauman, C.P.A.

Huntington Station, New York

March 27, 2007